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As filed with the Securities and Exchange Commission on June 13, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PLC SYSTEMS INC.
(Exact Name of Registrant as Specified in Its Charter)

Yukon Territory, Canada (State or Other Jurisdiction of Incorporation or Organization)	04-3153858 (I.R.S. Employer Identification No.)
10 Forge Park, Franklin, MA (Address of Principal Executive Offices)	02038 (Zip Code)

2000 Equity Incentive Plan
(Full Title of the Plan)

James G. Thomasch
PLC Systems Inc.
10 Forge Park
Franklin, Massachusetts 02038
(Name and Address of Agent For Service)

(508) 541-8800
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value per share	1,000,000 shares(1)	$0.67(2)	$670,000(2)	$54.21

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the American Stock Exchange on June 11, 2003.

STATEMENT OF INCORPORATION BY REFERENCE

        Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-37814, relating to the 2000 Equity Incentive Plan.

Item 1. Exhibits.

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Franklin, Massachusetts on this 13th day of June, 2003.

PLC SYSTEMS INC.
By:	/s/ MARK R. TAUSCHER Mark R. Tauscher President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of PLC Systems Inc. hereby severally constitute and appoint Mark R. Tauscher and James G. Thomasch, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable PLC Systems Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK R. TAUSCHER Mark R. Tauscher	President, Chief Executive Officer and Director (Principal Executive Officer)	June 13, 2003
/s/ EDWARD H. PENDERGAST Edward H. Pendergast	Chairman of the Board of Directors	June 13, 2003
/s/ JAMES G. THOMASCH James G. Thomasch	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 13, 2003
/s/ DONALD E. BOBO, JR. Donald E. Bobo, Jr.	Director	June 13, 2003

/s/ KEVIN J. DUNN Kevin J. Dunn	Director	June 13, 2003
/s/ BENJAMIN L. HOLMES Benjamin L. Holmes	Director	June 13, 2003
/s/ ALAN H. MAZAGINE Alan H. Magazine	Director	June 13, 2003
/s/ H.B. BRENT NORTON, M.D. H.B. Brent Norton, M.D.	Director	June 13, 2003
/s/ ROBERT I. RUDKO, PH.D. Robert I. Rudko, Ph.D.	Chief Scientist and Director	June 13, 2003

INDEX TO EXHIBITS

Number		Description
4.1	(1)	Certificate of Incorporation of the registrant
4.2	(2)	Articles of Continuance of the registrant, as amended
4.3	(3)	By-Laws of the registrant
5.1		Opinion of Campion Macdonald
23.1		Consent of Campion Macdonald (included in Exhibit 5.1)
23.2		Consent of Ernst & Young LLP
24		Power of attorney (included on the signature pages of this registration statement)

(1)
Incorporated by reference to the exhibits to the registrant's registration statement on Form S-1, as amended (File No. 333-48340).

(2)
Incorporated by reference to the exhibits to the registrant's Form S-8 (File No. 333-91430).

(3)
Incorporated by reference to the exhibits to the registrant's annual report on Form 10-K for the year ended December 31, 1999.

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STATEMENT OF INCORPORATION BY REFERENCE
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS